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
                                            CSW International, Inc.
                                        Intercompany Service Transactions
                                       For the Quarter Ended March 31, 1997
                                                   (Unaudited)



        Name                                   Type of Service                       Amount
----------------------                 ---------------------------------        ---------------
CSW Energy, Inc.                       Salaries and overheads                       $  723,138
(Wholly owned subsidiary of            in support of CSW International, Inc.
Central and South West Corporation)    projects.

Central and South West Services, Inc.  Salaries, overheads, and travel               1,910,109
(Wholly owned subsidiary of            in support of CSW International, Inc.
Central and South West Corporation)    projects.

Guarantees issued by CSWI, for the
  account of:
    Enertek project                                                                  2,239,740
    CSW Energy - 6.875% Senior
      Notes, due 2001                                                              200,000,000 *

     Only $40,050,515 of the proceeds have been spent to date.
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